Exhibit 99.1

Williams-Sonoma, Inc. announces strong fourth quarter and fiscal year 2020 results

Q4 comparable brand revenue growth accelerates to 25.7%, including e-commerce comp growth of 47.9%

Q4 GAAP operating margin of 17.5%; Q4 non-GAAP operating margin expansion of 630bps to 17.9%

Q4 GAAP diluted EPS of $3.92; Q4 Non-GAAP diluted EPS of $3.95

Quarterly dividend increase of 11.3%; new stock repurchase authorization of $1 billion

Accelerated path to $10 billion in net revenues and 15% non-GAAP operating margins in five years

San Francisco, CA, March 17, 2021 – Williams-Sonoma, Inc. (NYSE: WSM), the world’s largest digital-first, design-led and sustainable home retailer, today announced operating results for the fourth fiscal quarter (“Q4 20”) and fiscal year 2020 (“FY 20”) ended January 31, 2021 versus the fourth fiscal quarter (“Q4 19”) and fiscal year 2019 (“FY 19”) ended February 2, 2020.

“2020 was a year of challenges and dramatic changes in the way we live. It was also a year where we were pushed to adapt and clarify what is important to us. I could not be prouder of the accomplishments of the team here at Williams-Sonoma. Their dedication was a vital part of our ability to substantially outperform the industry and gain market share. In Q4, despite shipping constraints and low retail traffic, we delivered another quarter of accelerating revenue and profitability with 26% comp growth and over 85% EPS growth. This strong end to the year, combined with our outperformance throughout 2020, drove record fiscal year revenue growth, substantial operating margin expansion and EPS that was almost double that of last year,” said Laura Alber, President and Chief Executive Officer.

“These record results reflect the power of our three key differentiators, which set us apart and have become increasingly relevant. They are:

1.	Our in-house design;

2.	Our digital-first channel strategy; and

3.	Our values.

We will continue to invest in these differentiators to drive growth and gain market share,” Alber continued.

Alber concluded, “Looking ahead, we are very optimistic about our runway for growth and profitability. All of our brands are starting the year strong, and we expect this strength to continue through 2021 and beyond based on a number of factors. First, it is the ongoing momentum of our growth initiatives and the increasing relevance of our three key differentiators. Second, it is the recovery in our retail traffic and our inventory levels as we move throughout the year. And third, it is the favorable macro trends that are expected to continue to benefit our business for the long-term, including high consumer confidence, a strong housing market, an accelerating shift to e-commerce, the expected continuation of working from home in some capacity post pandemic, and the importance of sustainability and values to the consumer. Against this backdrop, we are confident that we will deliver mid-to-high single digit revenue growth and operating margin expansion in 2021. Longer-term, we have accelerated our path to $10 billion in net revenues and see us hitting this milestone in the next five years, with operating margins at 15%.”

FOURTH QUARTER 2020

•

Comparable brand revenue growth accelerates to 25.7%, with all brands driving comparable revenue growth of over 20%, including Williams Sonoma at 26.2%, Pottery Barn at 25.7%, Pottery Barn Kids and Teen at 25.7% and West Elm at 25.2%

•	Demand comparable brand revenue growth of nearly 30%, which includes orders placed but not yet filled or charged to the customer in the quarter (See Exhibit 1)
•	E-commerce comparable brand revenue growth of 47.9% with e-commerce penetration holding at almost 70% of total net revenues
•	Gross margin of 42.1%, expanding 450bps and driven by higher year-over-year merchandise margins and occupancy leverage of approximately 190bps; occupancy costs were $181 million, flat to last year
•	GAAP SG&A rate of 24.6%; non-GAAP SG&A rate of 24.2%, leveraging approximately 190bps and reflecting the strength of our topline performance and ongoing financial discipline
•	GAAP operating margin of 17.5%; non-GAAP operating margin of 17.9%, leveraging approximately 630bps to the highest ever quarterly operating margin performance
•	GAAP diluted EPS of $3.92; non-GAAP diluted EPS of $3.95, or 85% higher than last year

FISCAL YEAR 2020

•

Comparable brand revenue growth accelerates to 17.0%, with double-digit comparable revenue growth in all brands, including Williams Sonoma at 23.8%, Pottery Barn Kids and Teen at 16.6%, Pottery Barn at 15.2% and West Elm at 15.2%

•	GAAP operating margin of 13.4%; non-GAAP operating margin of 14.2%, leveraging approximately 560bps to an all-time high
•	GAAP diluted EPS of $8.61; non-GAAP diluted EPS of $9.04, or almost double that of last year
•

Robust liquidity position with over $1.2 billion in cash, reflecting approximately $1.3 billion in operating cash flow resulting from a year of record performance, enabling a quarterly dividend increase for the second time in six months and a new stock repurchase authorization of $1 billion, as announced in a separate press release today

•	Strong returns to shareholders of over $307 million, evenly split between dividends and share repurchases
•	GAAP ROIC of 35.6%; non-GAAP ROIC of 38.1%, compared to 22.4% last year, driven by record earnings and inventory optimization (See Exhibit 1)

GUIDANCE

Fiscal Year 2021

Given the ongoing strength of our business as we enter fiscal year 2021, the expected recovery in our retail traffic and inventory levels as we move throughout the year, as well as the macro trends that we believe will continue to benefit our business, we are planning for fiscal year 2021 financial performance to be in line with our long-term financial guidance of mid-to-high single digit net revenue growth and year-over-year non-GAAP operating margin expansion.

Long-Term Financial Guidance

For the long-term, we are planning for continued net revenue growth of mid-to-high single digits and non-GAAP operating margin expansion. Our strong results, combined with our three key differentiators of in-house design, digital-first channel strategy and values, and the macro trends that should benefit our business over the long-term, give us confidence in these future growth projections and an accelerated path to $10 billion in net revenues and 15% non-GAAP operating margins in the next five years.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, March 17, 2021, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

CONTACT INFORMATION

Julie Whalen EVP, Chief Financial Officer – (415) 616 8524

Elise Wang VP, Investor Relations – (415) 616 8571

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items; these excluded items may include expenses related to the acquisition and operations of Outward, Inc., employment-related expense, tax legislation, a deferred tax asset and liability adjustment, impact of inventory write-offs, and impairment and early termination charges. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our ability to capture significant opportunities in the home furnishings industry; increase our market share; our ability to continue to improve performance; our focus on operational excellence; our ability to improve customers’ experience; our optimism about the future; our ability to maximize growth and maintain high profitability; our fiscal year 2021 guidance and long-term financial targets, including projected net revenue growth and operating margin expansion; our stock repurchase program and dividend expectations; our planned capital investments, and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; the impact of the coronavirus on our global supply chain, retail store operations and customer demand, new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of current and potential future tariffs and our ability to mitigate impacts; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 2, 2020 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-K for the fiscal year ended January 31, 2021. As a result all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, and Mark and Graham — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our free-to-join loyalty program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India, as well as e-commerce websites in certain locations. We are also proud to lead the industry with our Environmental, Social and Governance (“ESG”) efforts. Our company is Good By Design — we’ve deeply engrained sustainability into our business. From our factories to your home, we’re united in a shared purpose to care for our people and our planet.

For more information on our ESG efforts, please visit: https://sustainability.williams-sonomainc.com/

WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended
	January 31, 2021		February 2, 2020
		% of Revenues		% of Revenues
In thousands, except per share amounts	$		$
Net revenues	$2,292,673	100%	$1,843,590	100%
Cost of goods sold	1,327,449	57.9	1,150,862	62.4

Gross profit	965,224	42.1	692,728	37.6
Selling, general and administrative expenses	563,137	24.6	489,042	26.5

Operating income	402,087	17.5	203,686	11.0
Interest expense, net	2,264	0.1	1,367	0.1

Earnings before income taxes	399,823	17.4	202,319	11.0
Income taxes	90,868	4.0	36,274	2.0

Net earnings	$308,955	13.5%	$166,045	9.0%

Earnings per share (EPS):
Basic	$4.04		$2.15
Diluted	$3.92		$2.10

Shares used in calculation of EPS:
Basic	76,507		77,364
Diluted	78,845		78,912

4th Quarter Net Revenues and Comparable Brand Revenue Growth by Concept*

	Net Revenues (Millions)		Comparable Brand Revenue Growth
	Q4 20	Q4 19	Q4 20	Q4 19
Pottery Barn	$799	$640	25.7%	6.7%
West Elm	511	409	25.2	13.9
Williams Sonoma	540	441	26.2	3.3
Pottery Barn Kids and Teen	340	276	25.7	7.9
Other**	103	78	N/A	N/A
Total	$2,293	$1,844	25.7%	7.6%

*	See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 13-week to 13-week basis for Q4 2020 and Q4 2019.
**	Primarily consists of net revenues from our international franchise operations, Rejuvenation and Mark and Graham.

Condensed Consolidated Statements of Earnings (unaudited)

	Fifty-Two Weeks Ended		Fifty-Two Weeks Ended
	January 31, 2021		February 2, 2020
		% of Revenues		% of Revenues
In thousands, except per share amounts	$		$
Net revenues	$6,783,189	100%	$5,898,008	100%
Cost of goods sold	4,146,920	61.1	3,758,916	63.7

Gross profit	2,636,269	38.9	2,139,092	36.3
Selling, general and administrative expenses	1,725,572	25.4	1,673,218	28.4

Operating income	910,697	13.4	465,874	7.9
Interest expense, net	16,231	0.2	8,853	0.2

Earnings before income taxes	894,466	13.2	457,021	7.7
Income taxes	213,752	3.2	100,959	1.7

Net earnings	$680,714	10.0%	$356,062	6.0%

Earnings per share (EPS):
Basic	$8.81		$4.56
Diluted	$8.61		$4.49

Shares used in calculation of EPS:
Basic	77,260		78,108
Diluted	79,055		79,225

Fiscal Year Net Revenues and Comparable Brand Revenue Growth by Concept*

	Net Revenues (Millions)		Comparable Brand Revenue Growth
	FY 20	FY 19	FY 20	FY 19
Pottery Barn	$2,526	$2,214	15.2%	4.1%
West Elm	1,682	1,467	15.2	14.4
Williams Sonoma	1,242	1,032	23.8	0.4
Pottery Barn Kids and Teen	1,043	909	16.6	4.5
Other**	290	276	N/A	N/A
Total	$6,783	$5,898	17.0%	6.0%

*	See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 52-week to 52-week basis for fiscal 2020 and fiscal 2019.
**	Primarily consists of net revenues from our international franchise operations, Rejuvenation and Mark and Graham.

Condensed Consolidated Balance Sheets (unaudited)

In thousands, except per share amounts	Jan. 31, 2021	Feb. 2, 2020
Assets
Current assets
Cash and cash equivalents	$1,200,337	$432,162
Accounts receivable, net	143,728	111,737
Merchandise inventories, net	1,006,299	1,100,544
Prepaid expenses	93,822	90,426
Other current assets	22,894	20,766

Total current assets	2,467,080	1,755,635

Property and equipment, net	873,894	929,038
Operating lease right-of-use assets	1,086,009	1,166,383
Deferred income taxes, net	61,854	47,977
Goodwill	85,446	85,343
Other long-term assets, net	87,141	69,666

Total assets	$4,661,424	$4,054,042

Liabilities and Stockholders’ equity
Current liabilities
Accounts payable	$542,992	$521,235
Accrued expenses	267,592	175,003
Gift card and other deferred revenue	373,164	289,613
Income taxes payable	69,476	22,501
Current debt	299,350	299,818
Operating lease liabilities	209,754	227,923
Other current liabilities	85,672	73,462

Total current liabilities	1,848,000	1,609,555

Deferred lease incentives	20,612	27,659
Long-term operating lease liabilities	1,025,057	1,094,579
Other long-term liabilities	116,570	86,389

Total liabilities	3,010,239	2,818,182

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	—	—
Common stock: $.01 par value; 253,125 shares authorized; 76,340 and 77,137 shares issued and outstanding at January 31, 2021 and February 2, 2020, respectively	764	772
Additional paid-in capital	638,375	605,822
Retained earnings	1,019,762	644,794
Accumulated other comprehensive loss	(7,117)	(14,587)
Treasury stock, at cost	(599)	(941)

Total stockholders’ equity	1,651,185	1,235,860

Total liabilities and stockholders’ equity	$4,661,424	$4,054,042

Retail Store Data (unaudited)
	November 1, 2020	Openings	Closings	January 31, 2021	February 2, 2020
Williams Sonoma	210	—	(12)	198	211
Pottery Barn	201	—	(6)	195	201
West Elm	122	—	(1)	121	118
Pottery Barn Kids	71	—	(14)	57	74
Rejuvenation	10	—	—	10	10
Total	614	—	(33)	581	614

Condensed Consolidated Statements of Cash Flows (unaudited)

In thousands	Fiscal 2020	Fiscal 2019
Cash flows from operating activities:
Net earnings	$680,714	$356,062
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	188,655	187,759
(Gain) loss on disposal/impairment of assets	32,365	1,755
Amortization of deferred lease incentives	(5,783)	(7,714)
Non-cash lease expense	216,368	215,810
Deferred income taxes	(13,061)	(2,557)
Stock-based compensation expense	73,185	64,163
Other	(264)	(26)
Changes in:
Accounts receivable	(31,503)	(5,034)
Merchandise inventories	99,144	24,219
Prepaid expenses and other assets	(16,388)	(3,189)
Accounts payable	25,489	(11,051)
Accrued expenses and other liabilities	129,142	13,259
Gift card and other deferred revenue	82,841	(640)
Operating lease liabilities	(232,989)	(226,257)
Income taxes payable	46,933	735

Net cash provided by operating activities	1,274,848	607,294

Cash flows from investing activities:
Purchases of property and equipment	(169,513)	(186,276)
Other	629	728

Net cash used in investing activities	(168,884)	(185,548)

Cash flows from financing activities:
Borrowings under revolving line of credit	487,823	100,000
Repayments of borrowings under revolving line of credit	(487,823)	(100,000)
Payments of dividends	(157,645)	(150,640)
Repurchases of common stock	(150,000)	(148,834)
Tax withholdings related to stock-based awards	(31,729)	(27,752)
Debt issuance costs	(3,645)	—

Net cash used in financing activities	(343,019)	(327,226)

Effect of exchange rates on cash and cash equivalents	5,230	(1,312)
Net increase in cash and cash equivalents	768,175	93,208
Cash and cash equivalents at beginning of period	432,162	338,954

Cash and cash equivalents at end of period	$1,200,337	$432,162

Exhibit 1

GAAP to Non-GAAP Reconciliation

(unaudited)

(Dollars in thousands, except per share data)

	Thirteen Weeks Ended				Fifty-two Weeks Ended
	January 31, 2021		February 2, 2020		January 31, 2021		February 2, 2020
	$	% of revenues	$	% of revenues	$	% of revenues	$	% of revenues
Gross profit	$965,224	42.1%	$692,728	37.6%	$2,636,269	38.9%	$2,139,092	36.3%
Outward-related [1]	—		895		—		3,035
Inventory write-off [2]	—		—		11,378		—
Employment-related expense [3]	—		—		—		30
Non-GAAP gross profit	$965,224	42.1%	$693,623	37.6%	$2,647,647	39.0%	$2,142,157	36.3%

Selling, general and administrative expenses	$563,137	24.6%	$489,042	26.5%	$1,725,572	25.4%	$1,673,218	28.4%
Outward-related [1]	(3,174)		(8,206)		(12,092)		(27,070)
Asset impairment [4]	(5,094)		—		(27,069)		—
Employment-related expense [3]	—		(624)		—		(8,366)
Non-GAAP selling, general and administrative expenses	$554,869	24.2%	$480,212	26.1%	$1,686,411	24.9%	$1,637,782	27.8%

Operating income	$402,087	17.5%	$203,686	11.0%	$910,697	13.4%	$465,874	7.9%
Outward-related [1]	3,174		9,101		12,092		30,105
Inventory write-off [2]	—		—		11,378		—
Asset impairment [4]	5,094		—		27,069		—
Employment-related expense [3]	—		624		—		8,396
Non-GAAP operating income	$410,355	17.9%	$213,411	11.6%	$961,236	14.2%	$504,375	8.6%

		Tax rate		Tax rate		Tax rate		Tax rate
Income taxes	$90,868	22.7%	$36,274	17.9%	$213,752	23.9%	$100,959	22.1%
Outward-related [1]	248		1,484		1,913		5,959
Inventory write-off [2]	—		—		2,940		—
Asset impairment [4]	1,269		—		6,593		—
Employment-related expense [3]	—		(200)		—		(502)
Deferred tax asset/liability adjustment[5]	4,383		6,046		5,030		6,046
Tax legislation[6]	—		(64)		—		(162)
Non-GAAP income taxes	$96,768	23.7%	$43,540	20.5%	$230,228	24.4%	$112,300	22.7%

Diluted EPS	$3.92		$2.10		$8.61		$4.49
Outward-related [1]	0.04		0.10		0.13		0.30
Inventory write-off [2]	—		—		0.11		—
Asset impairment [4]	0.05		—		0.26		—
Employment-related expense [3]	—		0.01		—		0.11
Deferred tax asset/liability adjustment[5]	(0.06)		(0.08)		(0.06)		(0.08)
Non-GAAP Diluted EPS*	$3.95		$2.13		$9.04		$4.84

*	Per share amounts may not sum due to rounding to the nearest cent per diluted share

SEC Regulation G – Non-GAAP Information

These tables include non-GAAP gross profit, gross margin, selling, general and administrative expense, operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Notes to Exhibit 1:

1

During Q4 2020 and FY2020, we incurred approximately $3.2 million and $12.1 million, respectively, associated with acquisition-related compensation expense and the amortization of acquired intangibles for Outward, Inc. During Q4 2019 and FY2019, we incurred approximately $9.1 million and $30.1 million, respectively, associated with acquisition-related compensation expense and the amortization of acquired intangibles, as well as the operations of Outward, Inc.

2

During FY2020, we incurred approximately $11.4 million of inventory write-offs for inventory with minor damage that we could not liquidate through our outlets due to store closures resulting from COVID-19.

3

During Q4 2019 and FY2019, we incurred approximately $0.6 million and $8.4 million, respectively, of employment-related expense that was primarily associated with severance-related reorganization expenses.

4

During Q4 2020 and FY2020, we incurred approximately $5.1 million and $27.1 million, respectively, of expense associated with store asset impairments due to the impact that COVID-19 had on our retail stores.

5

During Q4 2020 and FY2020, we recorded approximately $4.4 million and $5.0 million, respectively, of tax benefit resulting from a non-recurring adjustment to certain deferred tax assets and liabilities. During Q4 2019, we recorded an approximate $6.0 million tax benefit resulting from a non-recurring adjustment to a deferred tax liability.

6	During Q4 2019 and FY2019, we recorded a net income tax expense of approximately $0.1 million and $0.2 million, respectively, associated with tax legislation changes.

Return on Invested Capital (“ROIC”)

We believe ROIC is a useful financial measure for investors in evaluating the efficient and effective use of capital,and is an important component of long-term shareholder return. We define ROIC as non-GAAP net operating profit after tax (NOPAT), divided by our average invested capital. NOPAT is defined as non-GAAP operating income, plus rent expense, less estimated taxes at the company’s effective tax rate. Average invested capital is defined as the two-year average of total assets less current liabilities, plus capitalized leases, less cash in excess of $200 million.

ROIC is not a measure of financial performance under GAAP, and should be considered in addition to, and not as a substitute for other financial measures prepared in accordance with GAAP. Our method of determining ROIC may differ from other companies’ methods and therefore may not be comparable.

Demand Comparable Revenue

Demand comparable revenue is a metric we use to reference the total value of merchandise orders placed on a comparable period over period basis. These transactions reflect the demand for an order, and may not be indicative of when an order is fulfilled, shipped, or charged to the customer.